                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported)
                                 March 25, 2004

                  AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC.

             (Exact name of registrant as specified in its charter)

                                  Utah
             ----------------------------------------------
             (State or other jurisdiction of incorporation)

        0-20642                                    87-0375093
------------------------                ---------------------------------
(Commission file number) (IRS employer identification no.)

          714 Fairview Road, Greer, SC                        29651
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  (Address of principal executive offices)                  (Zip code)
                                 (864) 848-1900

              (Registrant's telephone number, including area code)
                   This document contains a total of 3 pages.

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ITEM 5. OTHER EVENTS

On March 25, 2004, the Company released the following:

                  AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC.
                                714 Fairview Road
                           Greer, South Carolina 29651

                                 March 25, 2004

On March 25, 2004, American Consolidated Management Group, Inc. ("ACMI") entered into a final Standby Equity Distribution Agreement (the "Agreement") with Cornell Capital Partners, L.P. (the "Investor"), a Delaware limited partnership. Under the agreement and subject to its terms and conditions, the Investor will purchase from ACMI newly issued common shares up to a total of $10 million in market value.

During this week, ACMI has obtained an exclusive license to enhance, commercialize, manufacture and market the all-natural plant product compound developed by Dr. Watkins, inventor/developer of the licensed product, in the United States, Mexico, Central America, Canada and all countries in the European Union. Also, during this week, ACMI leased a plant for the manufacture, development and application of the process, and began acquiring manufacturing and laboratory equipment to manufacture, test, analyze and enhance the technology. This technology is an all-natural product composed of various fruits and vegetables that allow the vitamins, minerals and phytonutrients in those fruits and vegetables to be added to processed food products, enhancing their nutritional value to the consumer.

Dr. Jack Watkins' scientific breakthrough, in simple terms, minimizes the degradation of the natural vitamins, minerals and phytonutrients of fruits and vegetables while being further processed in most food processing and food preparation applications. The inclusion of this technology in processed food greatly enhances the nutritional value of those food products so they deliver the equivalent vitamin, mineral and phytonutrient value of 3-5 servings of fruits and vegetables in one serving of the respective food product.

The study and application of Phytonutrients is now considered the "Next Frontier in Nutrition". ACMI's all-natural product will allow food manufacturers to increase the nutrient value of their food products as the knowledge of phytonutrients continues to expand. The commercialization of this new technology will serve as the platform from which ACMI will develop. This new technology is the primary focus of ACMI's growth in the Functional Foods segment of the food Industry.

ACMI is a newly-reorganized publicly traded company (Pink Sheets) involved in the development and commercialization of natural plant products for use by established food manufacturers in their products, aimed at the fast growing Functional Foods segment of the $900 billion dollar United States domestic food industry.


The placement agent for the equity issue is Newbridge Securities Corp. of Fort Lauderdale, FL.

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Portions of this document may constitute "forward-looking statements" as defined by federal securities law. Although the company believes any such statements are based upon reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance upon the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about the company and issues, which could lead to material changes in performance, are contained in the company's annual reports and other materials filed with the Securities and Exchange Commission.

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For information on American Consolidated Management Group, Inc., please contact:
Tammy Giles at (864) 848-1900.


This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward- looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic conditions, risks in product development, the effect of the Company's accounting policies and other risk factors detailed in the Company's SEC filings. These factors and others could cause operating results to vary significantly from those in prior periods and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included on certain forms the Company files with the Securities and Exchange Commission. Although the Company believes any such statements are based upon reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance upon the "safe harbor" protections provided under the Private Securities Reform Act of 1995.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC.


                               By   /s/ George E. Mappin
                                  -----------------------------
Date: March 25, 2004              George E. Mappin
                                  Secretary, Acting Treasurer and
                                  Controller,and Director